                                                                       Exhibit 5

                           SIDLEY AUSTIN BROWN & WOOD

     DALLAS                     BANK ONE PLAZA                   BEIJING
    -------                  10 S. DEARBORN STREET               -------
  LOS ANGELES               CHICAGO, ILLINOIS 60603             HONG KONG
    -------                  TELEPHONE 312 853 7000              -------
    NEW YORK                FACSIMILE 312 853 7036                LONDON
    -------                     www.sidley.com                   -------
 SAN FRANCISCO                                                   SHANGHAI
    -------                      FOUNDED 1866                    -------
    SEATTLE                                                     SINGAPORE
    -------                                                      -------
WASHINGTON, D.C.                                                  TOKYO






                                 March 18, 2002


The Options Clearing Corporation
One North Wacker Drive
Suite 500
Chicago, IL  60606

               Re: REGISTRATION STATEMENT ON FORM S-20

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-20 (the "Registration Statement") being filed by The Options Clearing Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,000,000,000 put and call options to be issued in transactions on certain participating exchanges.

     We are familiar with the proceedings to date with respect to the proposed issuance of the put and call options. In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the put and call options covered by the Registration Statement have been duly authorized by the Company and will be binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) in accordance with and subject to the by-laws and rules of the Company, when (i) the Registration Statement, as finally

          SIDLEY AUSTIN BROWN & WOOD IS AN ILLINOIS GENERAL PARTNERSHIP

SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO

The Options Clearing Corporation
March 18, 2002
Page 2


amended (including any post-effective amendments), shall have become effective under the Securities Act and (ii) issued in accordance with the by-laws and rules of the Company.

     For purposes of this letter, we have assumed that, at the time of each issuance of a put and call option covered by the Registration Statement, the authorization thereof by the Company will not have been modified or rescinded and there will not have occurred any change in law or in the by-laws or rules of the Company affecting the validity, legally binding character or enforceability thereof.

     This letter is limited to the General Corporation Law of the State of Delaware and the Securities Act. We do not find it necessary for purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to sales of the put and call options.

     We hereby consent to the filing of this letter as Exhibit 5 to the Registration Statement and to all references to our firm included under the caption "Legal Opinions and Experts" in the Registration Statement.

                                       Very truly yours,



                                       Sidley Austin Brown & Wood